UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) May 10, 2005

VINTAGE PETROLEUM, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-10578	73-1182669
(Commission File Number)	(IRS Employer Identification No.)

110 West Seventh Street, Tulsa, Oklahoma	74119
(Address of Principal Executive Offices)	(Zip Code)

(918) 592-0101

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On May 10, 2005, the stockholders of Vintage Petroleum, Inc. (the “Company”) approved Amendment Number 8 (the “Amendment”) to the Vintage Petroleum, Inc. 1990 Stock Plan, as amended (the “1990 Plan”). The sole purpose of the Amendment is to make the co-founders of the Company eligible to receive awards under the 1990 Plan. The 1990 Plan authorizes the grant of awards to key employees (including officers and directors who are employees) of the Company, as well as to non-employee directors of the Company, but the language of the 1990 Plan specifically excluded Charles C. Stephenson, Jr. and Jo Bob Hille, who were the co-founders of the Company, from eligibility to receive awards under the 1990 Plan. The Amendment deleted the language that excluded Mr. Stephenson and Mr. Hille from eligibility. Mr. Stephenson reassumed his position as President and Chief Executive Officer of the Company in February 2004. Mr. Hille is no longer an employee or director of the Company and, accordingly, will not receive any awards under the 1990 Plan.

The Amendment is filed as Exhibit 10 to this Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(c) Exhibits.

The following exhibit is filed herewith:

10	Amendment No. 8 to Vintage Petroleum, Inc. 1990 Stock Plan (filed as Exhibit B to the Company’s Proxy Statement for Annual Meeting of Stockholders dated April 6, 2005, and incorporated herein by reference).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VINTAGE PETROLEUM, INC.

Date: May 12, 2005	By:	/s/ MICHAEL F. MEIMERSTORF
Michael F. Meimerstorf
Vice President and Controller

Exhibit Index

Exhibit Number	Description

10	Amendment No. 8 to Vintage Petroleum, Inc. 1990 Stock Plan (filed as Exhibit B to the Company’s Proxy Statement for Annual Meeting of Stockholders dated April 6, 2005, and incorporated herein by reference).